EXHIBIT 99.2

SERVICER'S INDEPENDENT ACCOUNTANT'S REPORT
ON SERVICER'S SERVICING ACTIVITIES


Deloitte & Touche LLP
Suite 1600
Texas Commerce Tower
2200 Ross Avenue
Dallas, Texas  75201-6778




INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of AMRESCO Management, Inc.:

We have examined management's assertion about AMRESCO Management, Inc.'s, including its division AMRESCO Services ("AMRESCO"), compliance with AMRESCO's servicing standards identified in the Appendix as of and for the year ended December 31, 1996, included in the accompanying management assertion. Such standards were established by AMRESCO's management based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage
          ------------------------------------------------
Bankers (USAP).  Management is responsible for AMRESCO's
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compliance with these servicing standards.  Our
responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about AMRESCO's compliance with the servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on AMRESCO's compliance with the servicing standards or its servicing agreements.

In our opinion, management's assertion that AMRESCO complied with its established servicing standards identified in the Appendix as of and for the year ended December 31, 1996, is fairly stated, in all material respects.





February 7, 1997

February 7, 1997





As of and for the year ended December 31, 1996 AMRESCO Management, Inc., has complied in all material respects with the servicing standards set forth in the Appendix. Such standards were established by AMRESCO Management, Inc. based on the Mortgage Bankers Association of America's Uniform Single
                                              --------------
Attestation Program for Mortgage Bankers.  As of and for this
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same period, AMRESCO  Management, Inc had in effect a fidelity bond in the amount of $10,000,000, errors and omissions liability coverage in the amount of $5,000,000 and mortgage impairment protection in the amount of $10,000,000 increased to $20,000,000 as of September 30, 1996.



/s/ Daniel B. Kirby
Daniel B. Kirby, Senior Vice President
AMRESCO Services Group


/s/ Donnie M. Skidmore
Donnie M. Skidmore
Senior Vice President
AMRESCO, INC.


/s/ Ronald B. Kirkland
Ronald B. Kirkland, Vice President and
Chief Accounting Officer
AMRESCO, INC.


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                                                                      APPENDIX

                 AMRESCO MANAGEMENT, INC. SERVICING STANDARDS




I.  CUSTODIAL BANK ACCOUNTS

    1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

           -be mathematically accurate;

           -be prepared within forty-five (45) calendar days after the cutoff date;

           -be reviewed and approved by someone other than the person who prepared the reconciliation; and

           -document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

    2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

    3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

    4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.  MORTGAGE PAYMENTS

    1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

    2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

    3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

    4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.    DISBURSEMENTS

    1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

     2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

    3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

    4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

    5. Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

    6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV. INVESTOR ACCOUNTING AND REPORTING

    1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.   MORTGAGOR LOAN ACCOUNTING

    1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

    2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

    3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

    4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI. DELINQUENCIES

    1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans.

VII. INSURANCE POLICIES

    1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.




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                                                       ATTACHMENT

    Following is a list of the securitized servicing contracts which are covered by the attached letters.

   Contract Date           Reference Name       Seller, Depositor or Other
                                                Primary Party
August 1, 1991        RTC 1991 M-1              Resolution Trust Corporation
November 1, 1991      RTC 1991 M-5              Resolution Trust Corporation
March 1, 1992         RTC 1992 C-2              Resolution Trust Corporation
April 1, 1992         RTC 1992 C-3              Resolution Trust Corporation
September 1,          RTC 1992 C-6              Resolution Trust Corporation
1992
November 1, 1992      RTC 1992 C-8              Resolution Trust Corporation
January 1, 1993       RTC 1993 C-1              Resolution Trust Corporation
March 15, 1993        Investors Savings         Nationsbank of Virginia, N.A.
June 3, 1993          Trinet                    Nomura Asset Capital
                                                Corporation
August 12, 1993       Ross Park Mall            Penn Ross Joint Venture
September 10,         Salomon/Aetna             Salomon Brothers Mortgage
1993                                            Securities VII
October 26, 1993      Crown American            Kidder Peabody Acceptance
                                                Corp. I
November 12,          DLJ                       DLJ Mortgage Acceptance Corp.
1993
December 1, 1993      New England               New England Mutual Life
                                                Insurance  Company
February 1, 1994      Pierrepont                Nomura Asset Securities Corp.
March 1, 1994         Excel                     Excel Credit Corporation
April 5, 1994         Freehold Raceway          Fremall Finance, Inc.
                      Mall
June 1, 1995          Nationsbanc/FNMA          Nationsbanc Mortgage Capital
                                                Corp.
August 1, 1995        Lehman/SASCO 1995         Structured Asset Securities
                      C-3                       Corp.
August 15, 1995       Lakewood Mall             Lakewood Mall Finance Company
September 1,          OPERF - Securitized       Oregon Commercial Mortgage,
1995                                            Inc. 1995-1
October 1, 1995       Nomura Megadeal IV        Asset Securitization
                                                Corporation
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   Contract Date           Reference Name       Seller, Depositor or Other
                                                Primary Party
October 24, 1994      BT/SAP Pool C Assoc.      Bankers Trust/Sterling
November 1, 1994      RTC 1994-C2               RTC
June 17, 1994         Argo Loan/REO             O'Connor Group
June 1, 1994          BCS/Centerbank            Cargill
October 30, 1992      RTC 1992-CHF              RTC
March 31, 1994        Northstar                 Cargill
                      Acquisition
December 17,          Commercial Asset          Cargill/Nomura
1992                  Trust I
December 22,          Manulife                  Cargill
1994
February 7, 1995      MBLAC NY REO Assoc.       Bankers Trust/Sterling & RTC
December 18,          RTC Mortgage Trust        Bankers Trust/Sterling & RTC
1992                  1992-N1
January 31, 1994      RTC Mortgage Trust        Bankers Trust/Sterling & RTC
                      1994-N1
December 15,          RTC Mortgage Trust        Bankers Trust/Sterling & RTC
1994                  1994-N2
October 5, 1993       RTC Mortgage Trust        Bankers Trust/Sterling & RTC
                      1993-N3
July 1, 1994          Provident Life &          Provident
                      Accident
July 22, 1993         S.J. Partners             Cargill
June 9, 1995          CS First Boston           First Boston
June 9, 1995          Praedium Pacific          First Boston/Praedium Pacific
April 16, 1993        S. Western Comm.          Cargill/Nomura
                      Asset Tr.
July 1, 1995          Bedrock                   Nomura
November 29,          ACP Mortgage              O'Connor Group
1994
November 1, 1994      J.P. Morgan Comm.         J.P. Morgan/Morgan Guaranty
                      Mortgage
February 7, 1995      MBL-Bankers Trust         Bankers Trust
                      Co.
February 25,          Meritor                   Bankers Trust
1994
   Contract Date           Reference Name       Seller, Depositor or Other
                                                Primary Party
July 1, 1995          JP Morgan 1995 C-1        J.P. Morgan Commercial
                                                Mortgage Finance  Corporation
                                                Series 1995-C1
January 1, 1996       JP Morgan 1996 C-2        J.P. Morgan Commercial
                                                Mortgage Finance  Corporation
                                                Series 1996-C2
June 1, 1996          JP Morgan 1996 C-3        J.P. Morgan Commercial
                                                Mortgage Finance  Corporation
                                                Series 1996-C3
April 2, 1996         Nomura Megadeal V         Nomura Asset Securities
                                                Corporation
May 1, 1996           NationsLink 1996-1        NationsLink Funding
                                                Corporation
May 29, 1996          Equitable S/A 174         Equitable Life Assurance
                                                Society of the U.S.
June 28, 1996         Colonial Realty LP        Colonial Realty Limited
                                                Partnership
July 1, 1996          Security Capital          Security Capital Atlantic
                                                Multifamily, Inc.
August 1, 1996        Crystal Mortgage          Crystal Mortgage
                      1996-1                    Certificates, Series 1996-1
October 1, 1996       SASCO 1996 C-1            Structured Asset Securities
                                                Corporation,  Series 1996-C1
October 23, 1996      Nomura 1996 D-3           Asset Securitization
                                                Corporation
November 25,          DLJ Hospitality           Hospitality Properties
1996                  1996 C-1                  Mortgage Acceptance
                                                Corporation Series 1996-C1
December 17,          Nomura Megadeal VI        Asset Securitization
1996                                            Corporation
December 17,          Mills Corporation         Potomac Gurnee Finance
1996                                            Corporation